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                                                                      Exhibit 12
                              CITRIX SYSTEMS, INC.

                      STATEMENT RE: COMPUTATION OF RATIOS

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
                                                                                                 Three Months
                                                               Year Ended December 31,              Ended
                                                    --------------------------------------------   March 31,
                                                     1994     1995     1996      1997      1998      1999
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
Consolidated pre-tax income from continuing
     operations                                       242    1,988    22,263    64,622    95,472    40,263
Interest                                               13       36        19        11       133        39
Net amortization of debt discount and issuance of
    expense                                           716        -         -         -         -       404
Interest portion of rental expense                    139      109       207       238       929       351
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     Earnings                                       1,110    2,133    22,489    64,871    96,534    41,057
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Interest                                               13       36        19        11       133        39
Net amortization of debt discount and issuance
     expense                                          716        -         -         -         -       404
Interest portion of rental expense                    139      109       207       238       929       351
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Fixed Charges                                         868      145       226       249     1,062       794
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Ratio of Earnings to Fixed Charges                   1.28    14.71     99.65    260.18     90.90     51.71
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